UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2025

Celestica Inc.

(Exact name of registrant as specified in its charter)

Ontario	001-14832	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5140 Yonge Street, Suite 1900, Toronto, Ontario, Canada	M2N 6L7
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 448-5800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading	Name of each exchange on which registered
Common Shares without par value	CLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Celestica Inc. (the “Company”) appointed Mr. Amar Maletira as a member of the Board, effective January 1, 2025. A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this report. The Board has determined that Mr. Maletira qualifies as an independent director under Canadian securities laws and NYSE listing standards. Mr. Maletira has been appointed to the Company’s Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee. He will be compensated in accordance with the director compensation guidelines and principles applicable to the Board.

Mr. Maletira has over 25 years of broad public company business, strategic and finance leadership in numerous enterprise technology industries, including holding various senior executive positions with Rackspace Technology, VIAVI Solutions, Inc., Hewlett-Packard (HP), Siemens and HCL-Picker. Mr. Maletira is currently the Chief Executive Officer and a director of Rackspace Technology.

There are no arrangements or understandings between Mr. Maletira and any other person pursuant to which Mr. Maletira was selected as a director, and there are no transactions in which the Company is a participant and in which Mr. Maletira has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated January 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celestica Inc.

Date: January 2, 2025
	By:	/s/ Douglas Parker
Name: Douglas Parker
Title: Chief Legal Officer and Corporate Secretary